                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            VISTA RESOURCES, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                             VISTA RESOURCES, INC.
                              One Atlantic Center
                                   Suite 5000
                         1201 W. Peachtree Street, N.W.
                             Atlanta, Georgia 30309
                           _________________________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 April 29, 1995
 =============================================================================





    The Annual Meeting of Stockholders of Vista Resources, Inc. ("Vista"), a Delaware corporation, will be held at the offices of Vista, One Atlantic Center, Suite 5000, 1201 W. Peachtree Street, N.W., Atlanta, Georgia, 30309 on April 29, 1995 at 9:30 a.m. local time, for the following purpose:


    1.   To elect nine directors.


    THE FORM OF PROXY ENCLOSED PROVIDES THAT NO OTHER MATTERS MAY BE CONSIDERED OR ACTED UPON AT THE MEETING.

    The Board of Directors has fixed the close of business on March 10, 1995 as the record date. Only stockholders of record at the close of business on that date will be entitled to notice of or to vote at the meeting. A list of stockholders entitled to vote at the meeting will be available for inspection by any stockholder on or after April 19, 1995 during ordinary business hours at the office of Vista.

    WE URGE YOU TO MARK YOUR PROXY, SIGN, DATE AND RETURN IT IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE.


                                             BY ORDER OF THE BOARD OF DIRECTORS



                                             MILDRED H. HUTCHESON
                                             Corporate Secretary

Atlanta, Georgia
March 23, 1995

                             VISTA RESOURCES, INC.
                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                 April 29, 1995
                  ___________________________________________

     This Proxy Statement is furnished in connection with the solicitation of proxies, in the accompanying form, by the Board of Directors of VISTA RESOURCES, INC. ("Vista") for use at the Annual Meeting of Stockholders of Vista to be held at the executive offices of Vista, One Atlantic Center, Suite 5000, 1201 W. Peachtree St., N.W., Atlanta, Georgia 30309, on Saturday, April 29, 1995 at 9:30 a.m. local time and at any and all adjournments thereof.

     Any proxy given pursuant to this solicitation may be revoked before it is voted by notifying the Secretary of Vista in writing at Vista's executive offices. In addition, any proxy may be revoked before it is voted by a duly executed and delivered proxy bearing a later date or by attendance at the meeting and voting in person. Unless otherwise specified in the proxy, shares represented by proxies will be voted for the election of the nominees listed herein.

     On or about March 23, 1995, this Proxy Statement and the accompanying form of proxy will be mailed to each stockholder of record as of the close of business on March 10, 1995.

                               VOTING SECURITIES

     Only stockholders of record at the close of business on March 10, 1995, are entitled to vote at the meeting. As of March 10, 1995, Vista had outstanding and entitled to vote, 3,762,424 shares of its Common Stock, par value $2.50 per share ("Common Stock"), each of which is entitled to one vote on the proposal at the meeting. A majority of all the outstanding shares of Common Stock constitutes a quorum at the meeting.

                             ELECTION OF DIRECTORS

     At the meeting, nine directors will be elected, by a plurality vote, to hold office for a term of one year or until their successors are elected and qualified. Accordingly, withholding authority to vote with respect to one or more nominees will have no effect on the outcome of the election. Unless contrary instructions are given, the proxies given pursuant to this solicitation will be voted for the nine nominees listed herein. If for any reason a nominee is unable to serve, the proxies may substitute a nominee proposed by the Board of Directors of Vista.

NOMINEES

     The names of the nominees, together with certain information furnished by them, are as follows:

     J. B. FUQUA, age 76, has been Chairman of the Board of Vista since April 1989 and is a member of the Executive Committee. From July 1989 to March 1991, he served as Senior Chairman of Fuqua Industries, Inc., a diversified holding company; prior to that he was the Chairman of the Board and Chief Executive Officer of Fuqua Industries, Inc. from September 1965 to July 1989.

     J. REX FUQUA, age 45, has been a director of Vista since April 1989 and is a member of the Executive Committee and the Stock Option Committee. Since 1985, he has been President and Chief Executive Officer of Realan Capital Corporation, a privately held investment corporation, headquartered in Atlanta, Georgia. He also serves as President of Fuqua Capital Corporation, a privately held investment management corporation, owned by J. Rex Fuqua and J. B. Fuqua. He is the son of J. B. Fuqua, Chairman of the Board of Vista.

     W. CLAY HAMNER, age 49, has been a director of Vista since April 1989 and is a member of the Audit and Stock Option Committees. Since 1986, he has been President and Chief Executive Officer of Montrose Capital Corporation, a privately held investment corporation, headquartered in Durham, North Carolina. Montrose Capital Corporation and its affiliates invest in special equity situations, venture capital and real estate. He is also a director of Wendy's International, Inc., a fast food chain, and Interstate/Johnson Lane Corporation, a regional investment banker, located in Charlotte, North Carolina.

     FRANK W. HULSE IV, age 47, has been a director of Vista since April 1994. Since February 1983, he has been a principal in River Capital, Inc., a privately held investment corporation located in Atlanta, Georgia, which acquires operating companies throughout the South. He is also a director of American Consumer Products, located in Solon, Ohio.

     RICHARD C. LAROCHELLE, age 49, has been a director of Vista since January 1992. He has been President and Chief Executive Officer of Vista's wholly-owned subsidiary, Irving Tanning Company ("Irving Tanning"), a manufacturer of cowhide and split leather, located in Hartland, Maine, since January 1992; prior to that, he served as President of Irving Tanning from August 1982; he also served as President of Vista's wholly-owned subsidiary, Kroy Tanning Company, Incorporated, a manufacturer of lambskin, located in East Wilton, Maine, from May 1984 until January 1992 when he was elected Chairman and Chief Executive Officer.

     SAMUEL W. NORWOOD III, age 53, has been the President and Chief Executive Officer and a director since January 1991. He is also a member of the Executive Committee. From May 1989 to July 1990, he served as Vice President-Finance and a director of Williams Service Group, Inc., a corporation engaged in contracting for industrial and environmental services, located in Atlanta, Georgia. From January 1979 to April 1989, he served as Vice President-Corporate Development for Fuqua Industries, Inc.

     CLARK L. REED, JR., age 53, has been a director of Vista since October 1990 and is a member of the Stock Option Committee. Since July 1994 he has served as Vice Chairman of United American Bank, Memphis, Tennessee. From November 1993 to July 1994, he was a private investor. From July 1982 to November 1993, he served as President and Chief Executive Officer of Synovus Securities, Inc. ("Synovus Securities"), a full service brokerage firm located in Columbus, Georgia and an affiliate of Synovus Financial Corp., a regional investment banker. See "Other Matters" regarding Mr. Reed's involvement in certain legal matters.

     D. RAYMOND RIDDLE, age 61, has been a director of Vista since May 1993 and is a member of the Audit Committee. Since September 1994, he has served as Chairman of the Board of National Service Industries, Inc. and prior to that; from January 1993 to September 1994, he served as President and Chief Executive Officer and a member of the Board of Directors of National Service Industries, Inc. ("National"), a diversified holding company, located in Atlanta, Georgia. From 1987 to January 1993 he served as President and Chief Executive Officer and a director of Wachovia Corporation of Georgia and its lead bank, Wachovia Bank of Georgia, N.A., subsidiaries of Wachovia Corp., a regional bank holding company. He is also a director of Atlanta Gas Light Company, a gas utility distributor, Atlantic American Corporation, an insurance holding company, and Equifax, Inc., an information service company. All three companies are located in Atlanta, Georgia.

     ROY S. THOMPSON, JR., age 77, has been a director of Vista since October 1991. He has been Chairman of the Board of Vista's wholly-owned subsidiary, American Southern Insurance Company ("American Southern"), a property and casualty insurance company, headquartered in Atlanta, Georgia, since 1977 and served as President from 1953 to 1978.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES SET FORTH ABOVE.

INFORMATION CONCERNING THE BOARD AND ITS COMMITTEES

     During the year ended December 31, 1994, the Board of Directors held five meetings and took one action by unanimous written consent. All directors attended 75% or more of the combined total of the Board of Directors meetings and of all committee meetings on which they served.

     The Board of Directors has an Audit Committee, Executive Committee and a Stock Option Committee. The Board has no Compensation Committee or Nominating Committee.

     The Audit Committee (a) recommends independent public accountants to act as auditors, (b) considers the scope and preparation of the audit and (c) considers other matters relating to the audit and financial statements. The Audit Committee is composed of Messrs. W. Clay Hamner, Frank W. Hulse IV and D. Raymond Riddle. The Audit Committee held three meetings during 1994.

     The Executive Committee, which is composed of Messrs. J. B. Fuqua, J. Rex Fuqua and Samuel W. Norwood III, may exercise all of the powers of the Board of Directors in the management of the business and affairs of Vista. Every action taken by the Executive Committee shall be reported to and ratified by the Board of Directors at its next meeting following such action. During 1994, the Executive Committee did not hold any meetings, but took twelve actions by unanimous written consent, all of which were subsequently ratified by the Board of Directors.

      The Stock Option Committee administers the 1989 and 1992 Stock Option Plans and is authorized, on behalf of Vista, to grant stock options under such plans. The Stock Option Committee is composed of Messrs. J. Rex Fuqua, W. Clay Hamner and Clark L. Reed, Jr. The Stock Option Committee did not hold any meetings, but took three actions by unanimous written consent, all of which were subsequently ratified by the Board of Directors.

FEES FOR DIRECTORS

     Directors who are not officers of Vista receive an annual director's fee of $12,000. Directors who are members of the Audit or Stock Option Committees receive an additional fee of $3,000 per annum for services on each committee. See the third paragraph under "Transactions with Management", which information is incorporated herein by reference.

         OWNERSHIP OF COMMON STOCK BY DIRECTORS AND EXECUTIVE OFFICERS

     Vista's directors, nominees and executive officers, all of whom are named in the Summary Compensation Table, (and all present directors and executive officers as a group) have beneficial ownership of the number of shares of Common Stock indicated in the following table and its footnotes. Unless otherwise indicated in the footnotes, each such individual has sole voting and investment power with respect to the shares set forth in the table.


                                               COMMON STOCK
                                            BENEFICIALLY OWNED AS               PERCENT OF
 NAME AND ADDRESS(1)                          OF MARCH 10, 1995                    CLASS
 J. B. Fuqua(2)                                  873,615                            23%
 J. Rex Fuqua(3)                                 605,840                            16%
 W. Clay Hamner                                    1,272                             *
 Frank W. Hulse IV                                 1,000                             *
 John J. Huntz, Jr.                                  100                             *
 Richard C. Larochelle(4),(5)                     39,425                             1%
 Brady W. Mullinax, Jr.                            1,000                             *
 Samuel W. Norwood III(4)                         68,264                             2%
 Clark L. Reed, Jr.                                2,000                             *
 D. Raymond Riddle                                 2,000                             *
 Roy S. Thompson, Jr.(4)                           8,500                             *
 All present Directors and
 Executive Officers as a                       1,533,318                            40%
 Group, including those named
 above (11 persons)

 * Less than 1% of class.

(1) Each person listed has an address in care of Vista, One Atlantic Center, Suite 5000, 1201 W. Peachtree Street, NW, Atlanta, Georgia 30309.

(2) Of the shares shown for J. B. Fuqua, 321,685 shares are held by two trusts for the benefit of grandchildren of Mr. Fuqua (who are minor children of J. Rex Fuqua) of which J. B. Fuqua is the trustee; and 69,698 shares are owned by The J. B. Fuqua Foundation, Inc., a charitable corporation of which J. B. Fuqua is a director and officer. J. B. Fuqua has shared voting and investment power with respect to the shares owned by such foundation and disclaims beneficial ownership of such shares.

(3) Of the shares shown for J. Rex Fuqua, 69,698 shares are owned by The J. B. Fuqua Foundation, Inc. of which he is a director and officer. He has shared voting and investment power with respect to the shares owned by such foundation and disclaims beneficial ownership of such shares. The shares are not duplicated in the percentage calculations for officers and directors as a group.

(4) The number of shares shown for Messrs. Larochelle, Mullinax, Norwood and Thompson includes 32,000 shares, 1,000 shares, 60,500 shares and 7,500 shares, respectively, which are issuable upon exercise of presently exercisable stock options, and the number of shares shown for directors and executive officers as a group includes an aggregate of 101,000 shares which are issuable upon exercise of options which are presently exercisable or which become exercisable within the next 60 days.

(5) Of the shares shown for Mr. Larochelle, 1,800 shares are owned by a trust for the benefit of his children. His wife is the trustee and he disclaims any beneficial ownership.

(6) Under the securities laws of the United States, Vista's directors and executive officers, and any persons holding more than 10 percent of Vista's Common Stock, are required to report their ownership of Vista's Common Stock and any changes in that ownership, on a timely basis, to the Securities and Exchange Commission. Based on material provided to Vista, all such required reports were filed on a timely basis in 1994.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF COMPENSATION

     The following table sets forth all cash compensation paid or accrued by Vista to the Chairman of the Board, Chief Executive Officer and the other two executive officers of Vista as well as the total compensation paid to each individual in the last three years.

                           SUMMARY COMPENSATION TABLE

===================================================================================================================
                                                                            LONG TERM COMPENSATION
                                                                        -------------------------------
                                            ANNUAL COMPENSATION                 AWARDS          PAYOUTS
                                         ---------------------------    ---------------------   -------
             (A)               (B)       (C)         (D)        (E)        (F)         (G)        (H)       (I)
                                                               OTHER                                        ALL
                                                              ANNUAL    RESTRICTED                         OTHER
           NAME &                                             COMPEN-     STOCK      OPTIONS/    LTIP     COMPEN-
          PRINCIPAL                     SALARY      BONUS     SATION     AWARD(S)      SARS     PAYOUTS    SATION
          POSITION             YEAR      ($)         ($)      ($)(1)       ($)         (#)        ($)         ($)
===================================================================================================================
 J. B. Fuqua, Chairman of      1994    $150,000               $72,000                                    $8,135(2)
 the Board                     1993     150,000                72,000
                               1992     150,000                72,000

 Samuel W. Norwood III,        1994     200,000    $50,000     12,000                                     1,998(3)
 Director, President and       1993     180,000    100,000     12,000                                     4,392(3)
 Chief Executive Officer       1992     180,000    100,000     12,000                                     4,640(3)

 John J. Huntz, Jr.(4)         1994     137,500     10,000                             10,000             1,268(3)
 Senior Vice President         1993        -
                               1992        -

 Brady W. Mullinax, Jr.(4)     1994     154,500     10,000                             10,000             1,874(3)
 Vice President-               1993        -
 Finance, Treasurer &          1992        -
 Chief Financial Officer
===================================================================================================================



(1)  See Transactions with Management.
(2)  Covers use of automobile provided by a subsidiary.
(3) Consists of life insurance premiums paid by Vista and amounts reimbursed for spouse travel.
(4) Mr. Huntz's and Mr. Mullinax's employment began February 1, 1994 and March 30, 1994, respectively, at an annual salary rate of $150,000. Prior to March 30, 1994, Mr. Mullinax received $42,000 for his services as a consultant to Vista.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

     In 1994, the Stock Option Committee granted options totaling 20,000 shares under Vista's 1992 Stock Option Plan. The following table contains information concerning the grant of stock options in 1994 to the Executive Officers named in the Summary Compensation Table:

                           OPTION/SAR GRANTS IN 1994


=======================================================================================================================
                                   INDIVIDUAL GRANTS                                      POTENTIAL REALIZABLE VALUE
- --------------------------------------------------------------------------------------      AT ASSUMED ANNUAL RATES
                                                 %              EXERCISE                  OF STOCK PRICE APPRECIATION
                       OPTIONS/SARS    OF TOTAL OPTIONS/SARS       OF                         FOR OPTION TERM(2)
                          GRANTED      GRANTED TO EMPLOYEES    BASE PRICE   EXPIRATION     ---------------------------
        NAME                (#)           IN FISCAL YEAR      ($/SHARE)(1)     DATE           5% ($)         10% ($)
         (A)                (B)                 (C)               (D)          (E)             (F)             (G)
=======================================================================================================================
 John J. Huntz, Jr.    10,000                   50%             $20.625      10-7-01         $70,150        $159,150

 Brady W.               5,000                   25%              21.000       4-5-01          35,715          81,015
 Mullinax, Jr.          5,000                   25%              20.625      10-7-01          35,075          79,575
=======================================================================================================================


(1) The option holder has the right to pay the exercise price by delivering previously acquired shares of the Company's Common Stock, and to have shares withheld to satisfy withholding requirements in connection with the exercise of options. Options are non-transferrable other than by will or the laws of descent and distribution.

(2) The Potential Realizable Value set forth in the table is mandated by the rules of the Securities and Exchange Commission. Vista does not assure that these rates of appreciation will be achieved over the terms of the options. However, any rates of appreciation that are achieved will benefit all Vista stockholders.

OPTION/SAR EXERCISES IN LAST FISCAL YEAR

     The following table sets forth information in regard to the executive officers named in the Summary Compensation Table with respect to option exercises during 1994 and fiscal year end option values:

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTIONS/SAR VALUES


==============================================================================================================
           (A)                  (B)              (C)                   (D)                      (E)
                                                              NUMBER OF SECURITIES
                                                             UNDERLYING UNEXERCISED    VALUE OF UNEXERCISED
                                                                  OPTIONS/SARS             IN-THE-MONEY
                              SHARES                           AT FISCAL YEAR-END         OPTIONS/SARS AT
                             ACQUIRED                                  (#)             FISCAL YEAR-END ($)*
                                ON              VALUE                ------                    -----
                             EXERCISE         REALIZED            EXERCISABLE/             EXERCISABLE/
          NAME                  (#)              ($)              UNEXERCISABLE            UNEXERCISABLE
==============================================================================================================
 J. B. Fuqua                     -                -                   -                        -

 Samuel W. Norwood III           -                -              60,500        E        $726,000         E
                                                                      -        U               -         U

 John J. Huntz, Jr.              -                -                   -        E               -         E
                                                                 10,000        U               -         U

 Brady W. Mullinax, Jr.          -                -               1,000        E               -         E
                                                                  4,000        U               -         U
                                 -                -                   -        E               -         E
                                                                  5,000        U               -         U
==============================================================================================================

* Values are calculated by subtracting the exercise price from the fair market value of the stock as of year end.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   Vista does not have a Compensation Committee of the Board of Directors. The Board of Directors establishes the compensation of the Chairman of the Board as well as the President and Chief Executive Officer, after considering the recommendations of the Executive Committee of the Board of Directors. The Chairman and the President and Chief Executive Officer, acting jointly, make decisions regarding the compensation of other executive officers of Vista, which is approved by the Executive Committee and ratified by the Board of Directors. During the last fiscal year, J. B. Fuqua, Samuel W. Norwood III, Richard C. Larochelle and Roy S. Thompson, Jr. each of whom is a director and either an officer of Vista or one of its subsidiaries, participated in deliberations of the Board of Directors concerning executive officer compensation. Stock options are granted by the Stock Option Committee based upon recommendations of the Executive Committee and are ratified by the Board of Directors.

   See the first three paragraphs under "Transactions with Management", which information is incorporated herein by reference.

   There are no interlocks required to be disclosed.

REPORT ON EXECUTIVE COMPENSATION

   The following report is not subject to incorporation by reference in any filings heretofore or hereafter made by Vista under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

   Executive Compensation Policy: Vista's overall compensation policy is to attract, retain and motivate highly qualified executives through a combination of salary, bonus, stock options and benefits that are competitive in the executive market, commensurate with the challenges and responsibilities of the individual employee and oriented to reward achievement in the development and defense of rising corporate financial value and other operational and strategic objectives of the corporation. Vista's policy is to provide a relatively stable base salary and highly variable bonuses related to achievement of objectives. Additionally, Vista provides stock options, generally with vesting over three to five years, with an exercise price equal to the market price of Vista Common Stock on the date of grant. Such options are granted for the purposes of aligning executive motivation with the assumed objectives of the investors (high return on investment through increasing market value of the Common Stock), retaining successful executives for long term commitment, and permitting executives to share meaningfully in the value that they create for all stockholders.

   Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to any of the company's chief executive officer and four most highly compensated executive officers. Certain performance-based compensation, however, is specifically exempt from the deduction limit. Vista believes that it does not have compensation arrangements that could reasonably be expected to exceed the deductible limit. Accordingly, Vista does not have a policy that requires or encourages the Board of Directors to limit executive compensation to that deductible under Section 162(m) of the Internal Revenue Code. If executive compensation should ever approach the deduction limit, the Board of Directors will consider various alternatives for preserving the deductibility of compensation payments and benefits to the extent reasonably practical and to the extent consistent with its other compensation objectives.

   Compensation of the Chief Executive Officer: Mr. Norwood's base salary was $200,000 and his bonus for 1994 was $50,000 based on Vista's performance in two primary financial measures: earnings per share before benefit of cumulative effect of accounting change increased 19% in 1994 over 1993 and Vista's return on beginning stockholders' equity was 17% in 1994.


                               BOARD OF DIRECTORS

            J. B. Fuqua                               Clark L. Reed,Jr.
            J. Rex Fuqua                              D. Raymond Riddle
            W. Clay Hamner                            Richard C. Larochelle
            Frank W. Hulse IV                         Roy S. Thompson, Jr.
            Samuel W. Norwood III

TRANSACTIONS WITH MANAGEMENT

   Pursuant to a Management Agreement ("Agreement") between Vista and Fuqua Capital Corporation ("Capital"), a Georgia corporation, dated as of April 10, 1989, as amended, Capital provides certain administrative, investment and other management services to Vista and its subsidiaries and receives compensation for its services. In September 1994, Vista amended the Agreement with Capital to extend services through June 1, 2000 for a management fee of $360,000 for each year of the noncancellable term. During 1994, Capital received aggregate payments of $360,000 under the Agreement. Messrs. J. B. Fuqua and J. Rex Fuqua are the sole shareholders of Capital.

   In October 1994, Vista amended its lease for corporate office space to extend the term for five years. Concurrently, Vista entered into a new sublease with a similar five year term with Capital for the portion of space which Capital uses. The sublease provides that if Vista moves out of the space it shares with Capital, or there is a change in control of Vista, Capital has the option of taking over the area now occupied by Vista at terms favorable to Capital.

   Messrs. J. Rex Fuqua, Norwood and Reed, each of whom is a director of Vista's subsidiary, American Southern, received from American Southern $12,000 for serving on the subsidiary's Board of Directors during 1994. In addition,
J. B. Fuqua, also a director, did not receive a director's fee, but received $72,000 from American Southern for services as a management and investment consultant and $8,135 for use of an automobile provided by American Southern during 1994. These amounts are included in Column "e" and "i" of the Summary Compensation Table.

   On January 4, 1994, Carl J. Simon, Vista's former Vice President-Finance, passed away. During 1994, Vista paid $185,000 to Mr. Simon's widow. No payments will be made in 1995 or thereafter.

COMPANY PERFORMANCE

   The following line graph compares Vista's cumulative stockholder returns on an indexed basis with the S&P 500 Stock Index, the Ibbotson Small Company Index and the Russell 2000 Index assuming reinvestment of dividends during the five year period ended December 31, 1994.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN


                                    (Graph)


===========================================================================================================
                                    1989         1990          1991         1992         1993         1994
===========================================================================================================
 Vista Resources, Inc.               100          57            61          104          139           131
- -----------------------------------------------------------------------------------------------------------
 Standard & Poor's 500 Index         100          97           126          136          150           152
- -----------------------------------------------------------------------------------------------------------
 Ibbotson Small Company Index        100          79           115          141          171           176
- -----------------------------------------------------------------------------------------------------------
 Russell 2000 Index                  100          81           118          140          169           166
===========================================================================================================

   The stock performance graph above assumes that $100 was invested on December 31, 1989 in each of Vista, the S&P 500 Index, the Ibbotson Small Company Index and the Russell 2000 Index. The S&P 500 Index represents the changing value of the companies participating in the S&P 500 Index. The Ibbotson Small Company Index represents the changing value of the smallest one-fifth of companies traded on the New York Stock Exchange, where Vista's stock is traded. The Russell 2000 Index represents the changing value of 2,000 public companies that are smaller than the 1,000 largest. Vista is included in both the Russell 2,000 Index and the Ibottson Small Company Index.

                       SELECTION OF INDEPENDENT AUDITORS

   Ernst & Young LLP, a firm of independent auditors, was engaged by Vista to examine its financial statements for 1994. The appointment of auditors is approved annually by the Board of Directors. The decision of the Board is based on the recommendation of the Audit Committee. Ernst & Young LLP has been appointed Vista's independent auditors for 1995. A representative of Ernst & Young LLP is expected to be present at the meeting and will have the opportunity to make a statement if he desires to do so. He will also be available to respond to appropriate questions from stockholders.


                     STOCKHOLDER PROPOSALS AT VISTA'S NEXT
                         ANNUAL MEETING OF STOCKHOLDERS

   Stockholders of Vista who intend to submit proposals to Vista's stockholders at Vista's next annual meeting of stockholders must submit such proposals to Vista no later than November 25, 1995. Stockholder proposals should be submitted to Mildred H. Hutcheson, Corporate Secretary, Vista Resources, Inc., One Atlantic Center, Suite 5000, 1201 W. Peachtree Street, N.W., Atlanta, Georgia 30309. In order to be eligible to submit a proposal, a stockholder must at the time of submission of the proposal be the owner of record or beneficially of at least $1,000 in market value of securities entitled to be voted at the meeting and have held such securities for at least one year. In addition, such stockholder must continue to own securities in at least such amount through the date on which the next annual meeting is held.

                                 OTHER MATTERS

   In July 1994, the Securities and Exchange Commission (the "Commission") issued an order initiating an administrative proceeding against Clark L. Reed, Jr. and his former employer, Synovus Securities, Inc. ("Synovus"), alleging that from 1988 to 1991 certain of Mr. Reed's and Synovus's activities were in violation of the federal securities laws and Commission regulations. Specifically, the Commission claimed that Synovus and Mr. Reed, in his capacity as President of Synovus, engaged in activities in connection with municipal securities trades that resulted in customers of Synovus being deprived of the best price terms for their transactions. Without admitting or denying the Commission's allegations, Mr. Reed consented to the Commission's order, was barred from association with any broker, dealer, municipal securities dealer, investment adviser or investment company, with a right to reapply after 18 months, was fined $50,000 and was ordered to cease-and-desist from further violations.

   The cost of solicitation of proxies will be borne by Vista. In order to assure that more than the minimum of 50% of the outstanding shares required for a quorum are represented by proxies, proxy solicitation may also be made personally or by telephone or telegram by officers or employees of Vista, without added compensation. Vista will reimburse brokers, custodians and nominees for their expenses in sending proxies and proxy material to beneficial owners.





VISTA WILL PROVIDE WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE YEAR 1994, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, ON THE WRITTEN REQUEST OF THE BENEFICIAL OWNER OF ANY SHARES OF ITS COMMON STOCK ON MARCH 10, 1995, PROVIDED THAT SUCH REQUEST SETS FORTH A GOOD FAITH REPRESENTATION THAT, AS OF SUCH DATE, THE PERSON MAKING THE REQUEST WAS A BENEFICIAL OWNER OF COMMON STOCK OF VISTA. THE WRITTEN REQUEST SHOULD BE DIRECTED TO: MILDRED H. HUTCHESON, CORPORATE SECRETARY, VISTA RESOURCES, INC., ONE ATLANTIC CENTER, SUITE 5000, 1201 W. PEACHTREE STREET, N.W., ATLANTA, GEORGIA 30309.

                                                                      APPENDIX A

                                                                      PROXY CARD




                                                          VISTA RESOURCES, INC.
      PLEASE MARK,       PROXY  SOLICITED  ON BEHALF  OF THE  BOARD  OF DIRECTORS  OF VISTA  RESOURCES,  INC., A
       SIGN DATE                        DELAWARE CORPORATION (THE "COMPANY"), FOR THE ANNUAL MEETING
       AND RETURN                                    OF STOCKHOLDERS ON APRIL 29, 1995
       THE PROXY
          CARD           The undersigned hereby appoints J. B. Fuqua, J.  Rex Fuqua and Mildred H. Hutcheson and
        PROMPTLY         each of  them, his  proxies with  full powers of  substitution, to  vote all shares  of
         USING           Common  Stock of  the  Company  owned  by the  undersigned  at  the Annual  Meeting  of
      THE ENCLOSED       Stockholders  to be  held at  the offices of  the Company,  One Atlantic  Center, Suite
        ENVELOPE         5000, 1201  W. Peachtree  Street, N.W., Atlanta, Georgia,  30309 on April  29, 1995, at
                         9:30 a.m. local time, and at any adjournments thereof, solely on the terms of  business as set forth in the Notice of Meeting.
                                                                        Dated                             ,1995
                                                                              ----------------------------


                                                                        --------------------------------------

                                                                        --------------------------------------
                                                                                Signature of Stockholder

                                                                               THIS PROXY MUST BE SIGNED
                                                                             EXACTLY AS NAME APPEARS HEREON
                                                                        Executors,  administrators,   trustees,
                                                            (over)      etc. should  give full  title as  such.
                                                                        If the signer is  a corporation, please
                                                                        sign  full   corporate  name   by  duly
                                                                        authorized officer.




     This proxy when properly executed will be voted in the manner directed herein by the stockholder. If no direction is made, this proxy will be voted for the election of nine directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES.
     1.  Election of Directors
     Nominees: J. B. Fuqua, J. Rex Fuqua, W. Clay Hamner, Frank W. Hulse IV, Richard C. Larochelle, Samuel W. Norwood III, Clark, L. Reed, Jr.,
     D. Raymond Riddle and Roy S. Thompson, Jr.


     [ ] VOTE FOR all nominees listed above, except vote withheld from the following nominees (if any).


     [ ]      VOTE WITHHELD from all nominees.





        NO OTHER MATTERS MAY BE CONSIDERED OR ACTED UPON AT THE MEETING